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                                                                   Exhibit 10.56

                      AMENDED AND RESTATED PROMISSORY NOTE
                            SECURED BY DEED OF TRUST

$600,000.00                                    _____________________, California
                                                             As of April 8, 1998


     WHEREAS Roger D. Emerick and Rebecca S. Emerick (jointly and severally, "Borrower"), and LAM RESEARCH CORPORATION, a Delaware corporation (the "Company"), entered into a Promissory Note on, about or as of April 6, 1996, by which the Company loaned to Borrower the sum of Six Hundred Thousand Dollars ($600,00.00), pursuant to the terms and obligations set forth therein (the "Original Note");

     WHEREAS the re-payment terms of the Original Note were previously extended by the Company to provide for repayment of the unpaid principal and accrued interest on April 8, 1998;

     WHEREAS the Borrower has requested and the Company has agreed to extend the re-payment terms of the Original Note, as provided herein;

     NOW THEREFOR, for good and valuable consideration, the undersigned Borrower and Company AGREE AS FOLLOWS:

     Borrower promises to pay to the Company, at its office at 4650 Cushing Parkway, Fremont, California 94538, or as otherwise provided by the Company, the principal sum of Six Hundred Thousand Dollars ($600,000.00) (the "Principal"), with interest on the unpaid principal amount accrued and owing from April 6, 1996 through and including the payment date calculated at the rate of Five and Five One-Hundredths percent (5.05%) per annum. All accrued and unpaid interest and all unpaid Principal shall hereby be extended and due and payable on the third anniversary of this Note (the "Maturity Date"), or upon a Maturity Event (hereinafter defined), whichever comes first.

     Borrower may prepay all or any portion of the Principal sum of this Note at any time prior to the Maturity Date with no premium or penalty, and interest shall thereupon cease on the portion of the principal amount prepaid. All amounts payable hereunder shall be payable in lawful money of the United States of America.

     The holder of this Note may, at its option, accelerate the maturity of all sums due or to become due hereunder upon the occurrence of any of the following (each, a "Maturity Event"), in which event the entire balance of this Note (being the then unpaid Principal and all accrued and unpaid interest thereon) shall immediately become due and payable, without demand or notice:

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     1.   Termination of the employment or service of Roger D. Emerick as a
Member of the Board of Directors of the Company, whether voluntary or involuntary, and whether with cause or without cause; or

     2. The filing of a petition of bankruptcy, either voluntary or involuntary, by or against Borrower; or

     3. Institution of any proceeding by or against Borrower under bankruptcy or insolvency laws relating to the relief of debtors; or

     4. If at any time the holder considers the security for the loan underlying this Notice to be unsatisfactory or insufficient, and Borrower does not, on demand by the holder, furnish such further collateral or make such payment on account as may be satisfactory to the holder; or

     5. If at any time, in the sole opinion of the holder, the financial responsibility of Borrower becomes impaired or unsatisfactory to the holder; or

     6. If Borrower shall sell, convey or alienate the Property (defined below), or any part thereof, or any interest therein, or shall be divested of his title or any interest therein in any manner or way, whether voluntarily or involuntarily, without the written consent of the holder of this Note being first had and obtained; or

     7. If at any time Borrower fails to make any payment or to perform any other obligation which is secured by a deed or trust or other lien on the Property and such failure is deemed a default pursuant to the terms of such deed of trust or other lien (or applicable law with respect to such other lien).

     In the event (i) Borrower defaults in the payment of Principal when due pursuant to the terms hereof, or in Borrower's performance of any obligation contained in the Deed of Trust (hereinafter defined) encumbering the Property and securing this Note (including any amendment, modification or extension thereof), (ii) any representation or warranty of Borrower contained in this Note or any other agreement or instrument executed in connection with this loan described therein proves to have been false or misleading in any material respect, (iii) Borrower defaults in Borrower's obligation to pay any indebtedness evidenced by any promissory note executed by Borrower and payable to the Company or there occurs any other default under any deed of trust, mortgage or other document securing repayment of such indebtedness, or (iv) Borrower defaults in Borrower's performance of any obligation to pay any indebtedness secured by a deed of trust, mortgage or other lien encumbering the Property or in Borrower's performance of any obligation contained in any such deed of trust, mortgage or other lien, then unless otherwise prohibited by law the Company shall have the option, without demand or notice, to declare the entire Principal balance of this Note to be immediately due and payable.

     This Note is secured by and subject to the terms of a first-priority deed of trust (the "Deed of Trust") executed, and reaffirmed hereby as valid and of full force and effect, by Roger D. Emerick and Rebecca S. Emerick, in favor of the Company, encumbering certain real property


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commonly known as 711-741 and 739-751 San Mateo Avenue, located in the City of
Burlingame, County of San Mateo, State of California (the "Property"), dated April 8, 1996, recorded in the Official Records of San Mateo County on July 5, 1996 as Instrument Number 96-081010, as more particularly described and set forth therein.

     This Note evidences the same indebtedness evidenced by the Original Note in favor of the Company. This Note is given to amend, restate and replace the Original Note, and all obligations, debts or liabilities thereunder, in their entirety. Nothing herein or in any other documents shall be deemed to constitute payment of the Original Note, whether Principal or interest, and whether in whole or in part, or a novation thereof.

     Borrower agrees to pay the actual expenses incurred by the holder in connection with any attempt by the holder to collect any amount due or to exercise any rights the holder may have under this Note, or under or pursuant to the Deed of Trust. Borrower agrees that, if any legal action is necessary to enforce or collect this Note, or any other obligations of Borrower pursuant to this Note, the prevailing party shall be entitled to reasonable attorneys' fees in addition to any other relief to which the party may be entitled.

     If any payment under this Note is not paid when due, then the parties agree that (a) the Company's damages shall be difficult to estimate, (b) as liquidated damages on account of Borrower's default, the unpaid Principal (to the extent permitted by law) shall bear interest at the rate of ten percent (10%) per annum or at the highest rate allowed by law, if lower, from said due date until paid, and (c) the parties agree that such liquidated damages are a reasonable estimate of the damages the Company will incur as a consequence of Borrower's default. The parties also agree that such liquidated damages are in addition to any other remedy provided hereunder, and nothing shall abridge, bar or waive the Company's right and remedy to foreclose on or otherwise exercise its right or interest in the Property in complete or partial satisfaction of any of Borrower's obligations hereunder.

     This Note may be amended or modified, and the provisions hereof may be waived, only by the written agreement of Borrower and the Company. No delay or failure by the Company in exercising any right, power or remedy hereunder shall operate as a waiver of such right, power or remedy, and a waiver of any right, power or remedy on any one occasion shall not operate as a bar to or waiver of any such right, power or remedy on any other occasion. Without limiting the foregoing, the delay or failure by the Company for any period of time to enforce collection of any amounts due hereunder shall not be deemed to be a waiver of any rights of the


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Company under contract or under law. The rights of the Company under this Note are in addition to any other rights and remedies which the Company may have.

     This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of California.

                                 BORROWER

 Dated: July 15, 1998            /s/ Roger D. Emerick
                                 -----------------------------------------------
                                 Roger D. Emerick

 Dated: July 15, 1998            /s/ Rebecca S. Emerick
                                 -----------------------------------------------
                                 Rebecca S. Emerick



                                 LAM RESEARCH CORPORATION

 Dated: July 15, 1998            /s/ Mercedes Johnson
                                 -----------------------------------------------
                                 Mercedes Johnson
                                 Its: Vice President and Chief Financial Officer

 Dated: July 15, 1998            /s/ Craig Garber
                                 -----------------------------------------------
                                 Craig Garber
                                 Its: Vice President and Treasurer


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